Exhibit 23.1

 CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Deep Down, Inc.
Houston, Texas

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 3) of our reports dated March 12, 2009, relating to the consolidated financial statements as of and for the years ended December 31, 2008 and 2007 and Internal Control Over Financial Reporting of Deep Down, Inc. as of December 31, 2008.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 9, 2009